UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL 32258
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

505 Haines Avenue, Waycross, Georgia 31501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On February 3, 2011, Atlantic Coast Financial Corporation (the "Company"), the successor company to Atlantic Coast Federal Corporation ("Atlantic Coast Federal"), announced the completion of the conversion from a mutual holding company structure to a stock holding company form of organization and related public offering.  Atlantic Coast Bank is now 100% owned by the Company and the Company is 100% owned by public stockholders.  The Company sold a total of 1,710,857 shares of common stock in the subscription and community offerings, including 68,434 shares to the Atlantic Coast Financial Corporation employee stock ownership plan.  All shares were sold at a purchase price of $10.00 per share.

Concurrent with the completion of the offering, shares of Atlantic Coast Federal's common stock owned by public stockholders were exchanged for 0.1960 shares of the Company's common stock.  Cash in lieu of fractional shares will be paid at a rate of $10.00 per share. As a result of the offering, the exchange and cash in lieu of fractional shares, the Company now has approximately 2,629,442 shares outstanding and a market capitalization of approximately $26.3 million.

The shares of common stock sold in the offering and issued in the exchange will begin trading on the NASDAQ Global Market on February 4, 2011, under the trading symbol "ACFCD" for a period of 20 trading days and will thereafter resume trading under the symbol "ACFC."  Stock certificates for shares purchased in the subscription offering and community offering are expected to be mailed to subscribers on or about February 7, 2011.  Stockholders of Atlantic Coast Federal holding shares in street name or in book-entry form will receive shares of the Company within their accounts.  Stockholders of Atlantic Coast Federal holding shares in certificate form will be mailed a letter of transmittal on or about February 8, 2011, and will receive their shares of Company common stock and a check representing cash in lieu of fractional shares after submitting their stock certificates and a properly completed letter of transmittal to the Company's transfer agent.

The full text of the press release announcing the results of the community offering is set forth in Exhibit 99.1 attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
99.1	Press release dated February 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	February 7, 2011	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)
99.1	Press release dated February 3, 2011